UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

KRAKacquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43073	98-1875195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Adams Dr #1630 Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 538-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, and one-fourth of one redeemable warrant	KRAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	KRAQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	KRAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

On January 27, 2026, the Registration Statement on Form S-1 (File No. 333-292681) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of KRAKacquisition Corp, a Cayman Islands exempted company (the “Company”) was declared effective by the U.S. Securities and Exchange Commission, and the Company subsequently filed on January 27, 2026, a registration statement on Form S-1 (File No. 333-292995) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing. On January 29, 2026, the Company consummated the IPO of 34,500,000 units (the “Units”), which includes Units issued pursuant to the full exercise of the underwriters’ option to purchase additional Units to cover overallotments. Each Unit consists of one Class A ordinary share, $0.0001 par value (the “Class A Ordinary Shares”), and one-fourth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $345,000,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●
an Underwriting Agreement, dated January 27, 2026, between the Company and Santander US Capital Markets LLC, which contains customary representations and warranties and indemnification of the underwriters by the Company;

●
a Private Placement Warrants Purchase Agreement, dated January 27, 2026, between the Company and NCTK Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor purchased 2,250,000 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants”);

●
a Warrant Agreement, dated January 28, 2026, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants and Private Placement Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Public Warrants and Private Placement Warrants; certain registration rights of the holders of Public Warrants and Private Placement Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●
an Investment Management Trust Agreement, dated January 28, 2026, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO proceeds and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●
a Registration Rights Agreement, dated January 27, 2026, between the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold;

●
a Letter Agreement, dated January 27, 2026, by and between the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any Class A Ordinary Shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor;

●
an Administrative Services Agreement, dated January 27, 2026, between the Company and the Sponsor, pursuant to which, among other things, the Sponsor has agreed to make available (or cause other persons to make available) office space, secretarial and administrative services, as may be required by the Company from time to time, for $30,000 per month until the earlier of the Company’s initial business combination or liquidation; and

●
indemnity agreements, each dated January 27, 2026, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively.

Item 3.02
Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 2,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating total proceeds of $2,250,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are identical to the Class A Ordinary Shares included in the Units sold in the IPO, except as otherwise disclosed in the Company’s Registration Statement for its IPO.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, in connection with the IPO, Boris Revsin, Robert Moore, Andrew Artz, Benjamin Davenport, Joshua Rosenthal and Nikita Sachdev (the “New Directors” and, together with Ravikant Tanuku, the “Directors”) were appointed to the board of directors of the Company (the “Board”).

Mr. Artz, Mr. Davenport and Mr. Rosenthal will serve as members of the audit committee, with Mr. Artz serving as chair of the audit committee. Mr. Artz and Ms. Sachdev will serve as members of the compensation committee, with Ms. Sachdev serving as chair of the compensation committee.

In January 2026, the Sponsor transferred 30,000 of the Company’s Class B ordinary shares to each of Mr. Artz, Mr. Davenport, Mr. Rosenthal and Ms. Sachdev. The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

On January 27, 2026, in connection with their appointments to the Board, each of the members of the Board entered into the Letter Agreement in the form filed as Exhibit 10.4 hereto.

On January 27, 2026, the Company entered into indemnity agreements with each of the directors and officers of the Company that require the Company to indemnify each of them to the fullest extent permitted by applicable law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing summary of the indemnity agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of indemnity agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Other than the foregoing, none of the Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03
Amendments to Memorandum and Articles of Association.

On January 27, 2026, the Company adopted its Second Amended and Restated Memorandum and Articles of Association. The Second Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01
Other Events.

A total of $345,000,000 of the net proceeds from the IPO and the Private Placement (which includes the underwriters’ deferred discount of up to $10,350,000) were placed in a trust account established for the benefit of the holders of the Class A Ordinary Shares included in the Units issued in the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to the permitted withdrawals as further described in the prospectus contained in the Registration Statement and to interest earned on the funds held in the trust account that may be released to the Company to pay its income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Second Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO, or by such earlier liquidation date as the Company's board of directors may approve or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company is unable to complete its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

On January 27, 2026, the Company effected a share capitalization with respect to the Company’s Class B ordinary shares, par value $0.0001 per share, of 1,437,500 shares thereof, resulting in the Company’s initial shareholders holding an aggregate of 8,625,000 Class B ordinary shares.

On January 27, 2026, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 30, 2026, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.
Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated January 27, 2026, between the Company and Santander US Capital Markets LLC, as representative of the several underwriters.

3.1	Second Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement, dated January 28, 2026, between Continental Stock Transfer & Trust Company and the Company.

10.1	Private Placement Warrants Purchase Agreement, dated January 27, 2026, between the Company and NCTK Sponsor LLC.

10.2	Investment Management Trust Account Agreement, dated January 28, 2026, between Continental Stock Transfer & Trust Company and the Company.

10.3	Registration Rights Agreement, dated January 27, 2026, between the Company and certain security holders.

10.4	Letter Agreement, dated January 27, 2026, between the Company, NCTK Sponsor LLC and each of the officers and directors of the Company.

10.5	Administrative Services Agreement, dated January 27, 2026, between the Company and the Sponsor.

10.6	Form of Indemnity Agreement, dated January 27, 2026, between the Company and each of the officers and directors of the Company.

99.1	Press Release, dated January 27, 2026.

99.2	Press Release, dated January 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2026

KRAKACQUISITION CORP
By:	/s/ Ravikant Tanuku
Name:	Ravikant Tanuku
Title:	Chief Executive Officer